UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 16, 2008

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:                                                                                                           (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)      Compensatory Arrangements of Certain Officers.

On October 16, 2008, pursuant to authority granted under the Dime Community Bancshares, Inc. Annual Incentive Plan (the "Plan"), the Compensation Committee made an incentive award to Vincent F. Palagiano, Chairman and Chief Executive Officer, in lieu of an equity award under the Company's 2004 Stock Incentive Plan.  Pursuant to an amendment to the 2004 Stock Incentive Plan, Mr. Palagiano is no longer eligible for equity awards thereunder.

The threshold, target and maximum award opportunities are $214,375, $428,750 and $643,125, respectively, and are earned based on performance relative to three performance goals measured over the period beginning August 1, 2008 and ending December 31, 2010.  The three performance measures and their relative weight are as follows:

Goal	Weight	Threshold	Target	Maximum
Total Shareholder Return Relative to Compensation Peer Group	50%	40th Percentile	50th Percentile	74th Percentile
Cumulative Core Earnings per Share	25%	$2.23	$2.48	$2.73
GAAP Return on Equity	25%	10.3%	12.1%	13.9%

The threshold, target and maximum levels are subject to adjustment for changes in generally accepted accounting principles after October 10, 2008 and other events that affect the performance goals as provided in the Plan.  Awards for interim degrees of performance will be derived by interpolation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ KENNETH J. MAHON
Kenneth J. Mahon
Executive Vice President and Chief Financial Officer

Dated:  October 20, 2008